                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GENEMEDICINE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              GENEMEDICINE, INC.
                             8301 New Trails Drive
                         The Woodlands, TX 77381-4248

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 13, 1997

TO THE STOCKHOLDERS OF GeneMedicine, inc. :

          Notice Is Hereby Given that the Annual Meeting of Stockholders of GeneMedicine, inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 13, 1997 at 3:00 p.m. local time, at the Company's offices at 8301 New Trails Drive, The Woodlands, Texas, for the following purposes:

  1. To elect two directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected.

  2. To approve the Company's 1993 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,400,000 shares.

  3. To approve the Company's 1994 Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 140,000 shares.

  4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                            By Order of the Board of Directors

                            /s/ Richard A. Waldron

                            Richard A. Waldron
                            Vice President, Chief Financial Officer and
                            Secretary

The Woodlands, Texas
April 9, 1997

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               GeneMedicine, inc.
                             8301 New Trails Drive
                        The Woodlands, Texas 77381-4248

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of GeneMedicine, inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 13, 1997, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 8301 New Trails Drive, The Woodlands, Texas. The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock and Series B Preferred Stock at the close of business on March 24, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 1997, the Company had outstanding and entitled to vote 13,664,252 shares of Common Stock and 3,750,000 shares of Series B Preferred Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each Holder of record of Series B Preferred Stock will be entitled to one vote for each three and one-half shares held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes,
abstentions and broker non-votes.   Abstentions will be counted towards the
tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8301 New Trails Drive, The Woodlands, TX 77381-4248, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 10, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


  The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board, including those created by an increase in the number of authorized directors, may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of authorized directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board of Directors is presently composed of six members. In March 1996, Paul E. Freiman resigned from the Board Of Directors, at which time the number of authorized directors was reduced from seven to six. There are two directors in the class whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

  MR. DAVID F.J. LEATHERS, age 54, has been a director of the Company since May 1993. Mr. Leathers has been a director of Abingworth Management Limited, a venture capital firm based in London, since 1987. Prior to 1987, Mr. Leathers was an Investment Director at N.M. Rothschild & Sons Limited, a London-based merchant bank. Mr. Leathers is also a director of several private companies. Mr. Leathers is a Chartered Accountant in the United Kingdom.

  ERIC TOMLINSON, D.SC., PH.D., age 49, one of the Company's founders, has been President, Chief Executive Officer and a director of the Company since July 1992. Dr. Tomlinson was President and Chief Executive Officer of Somatix Corporation from February 1990 until 1991, and served as a consultant there from April 1991 until March 1992. From 1984 to 1990, he was worldwide Head of Advanced Drug Delivery Research for Ciba-Geigy Pharmaceuticals, where he led its multidisciplinary program in site-specific drug delivery. From 1979 to 1984, Dr. Tomlinson was Professor of Pharmaceutical Chemistry at Amsterdam University. Dr. Tomlinson received a Ph.D.

and a D.Sc. degree from London University and an honorary D.Sc. degree magna cum laude from the United Kingdom Council for National Academic Awards. He was a Fulbright-Hays Scholar and has authored or co-authored more than 210 scientific publications. Dr. Tomlinson was the 1995 Sidney Riegelman Lecturer at the University of California, San Francisco.


                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE


DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

  MR. EDWARD L. CAHILL, age 44, has been a director of the Company since November 1995. Mr. Cahill is a partner of Cahill, Warnock & Company, an asset management and venture capital firm. He was previously a managing director at Alex. Brown & Sons Incorporated, where he led the firm's health care investment banking group. He also is a director of Automated Healthcare, Inc. and the Maryland Bioprocessing Center. Mr. Cahill earned an A.B. degree from Williams College and a master's degree in management from Yale University.

  MR. ARTHUR M. PAPPAS, age 49, has been a director of the Company since January 1995. Mr. Pappas is Chairman and Chief Executive Officer of A.M. Pappas & Associates, LLC., an international management and consulting services company and investor in the high technology life science industries. From 1989 until 1994, Mr. Pappas held executive and board positions with Glaxo Holdings plc, a pharmaceutical company, where his most recent position was as a member of the main Board of Directors with responsibilities for operations in Asia Pacific, Latin America and Canada. Mr. Pappas' 26 years of experience in the health care industry also includes positions with the pharmaceutical companies of Merrell Dow Pharmaceuticals and Abbott Laboratories International, Inc. Mr. Pappas is a member of the Board of Directors of Quintiles Transnational Corp., KeraVision, Inc., Embrex, Inc., and one private company. Mr. Pappas received a B.S. degree in Biology from the Ohio State University and a M.B.A. degree in Finance from Xavier University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  STANLEY T. CROOKE, M.D., PH.D., age 51, has been a director of the Company since March 1992 and its Chairman of the Board since March 1996. Dr. Crooke has been Chief Executive Officer and a director of Isis Pharmaceuticals, Inc. ("Isis"), a biotechnology company, since he co-founded Isis in January 1989, and he has served as Chairman of the Board of Isis since February 1991. From 1980 until January 1989, Dr. Crooke was employed by SmithKline Beckman Corporation ("SmithKline"), a pharmaceutical company, most recently as President of Research and Development of SmithKline & French Laboratories. Prior to joining SmithKline, he served as Vice President and Associate Research Director of Bristol Laboratories, a subsidiary of Bristol-Myers Squibb Company, a pharmaceutical company. Dr. Crooke is a member of the Board of Directors of SIBIA Neurosciences, Inc., EPIX Medical Inc., and Biotechnology Industry Organization. Dr. Crooke received a Ph.D. degree in Pharmacology and an M.D. degree from Baylor College of Medicine, where he currently serves as Adjunct Professor of Pharmacology. He is also Adjunct Professor of Pharmacology at the University of California, San Diego.

  W. LEIGH THOMPSON, M.D., PH.D., age 58, has been a director of the Company since April 1995. Dr. Thompson has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a consulting firm for health care companies, since January 1995. From April 1982 through December 1994, Dr. Thompson was a member of senior management of Lilly Research Laboratories and Eli Lilly and Company, where his most recent position was as Chief Scientific Officer. Dr. Thompson is a member of the Board of Directors of Bioanalytical Systems, Inc., Corvas International, Inc., Chrysalis International Corp., Ergo Sciences Corp., Guilford Pharmaceuticals Inc., La Jolla Pharmaceutical Co., Medarex Inc., and several private companies and institutions. Dr. Thompson was a Professor of Medicine at Case Western Reserve University from 1974 to 1982 and is an honorary life member and past president of the Society of Critical Care Medicine. Dr. Thompson received his Ph.D. degree in Pharmacology from the Medical University of South Carolina and his M.D. degree from The Johns Hopkins University.


BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to: review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Mr. Leathers, Mr. Pappas and Mr. Cahill. Mr. Cahill was elected to the Audit Committee in March 1996. Paul E. Freiman served on the Audit Committee until March 1996. The Audit Committee met one time during the fiscal year ended December 31, 1996.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Dr. Crooke, Mr. Leathers and Mr. Pappas. The Compensation Committee met nine times during the fiscal year ended December 31, 1996.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee is composed of two members: Dr. Crooke and Dr. Thompson. Dr. Thompson was elected to the Nominating Committee in March 1996. Mr. Freiman served on the Nominating Committee until March 1996. During the fiscal year ended December 31, 1996 this Committee did not meet.

  During the fiscal year ended December 31, 1996, all directors attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which they served, held during the period for which they were a director or committee member, respectively.


                                   PROPOSAL 2

               APPROVAL OF THE 1993 STOCK OPTION PLAN, AS AMENDED


  In April 1993, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1993 Stock Option Plan (the "Option Plan"). As a result of one amendment, at December 31, 1996 there were 2,545,714 shares of the Company's Common Stock authorized for issuance under the Option Plan.

  At December 31, 1996, options (net of canceled or expired options) covering an aggregate of 2,218,171 shares of the Company's Common Stock had been granted under the Option Plan, and only 327,543 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan. During the last fiscal year, under the Option Plan, the Company has granted: to all current executive officers as a group options to purchase 175,333 shares at exercise prices of $3.50 to $5.63 per share; to all employees (excluding executive officers) as a group options to purchase 569,016 shares at exercise prices of $3.38 to $8.75 per share; and to all current directors who are not officers as a group options to purchase 40,000 shares at exercise prices of $4.63 to $6.75 per share. The table under Stock Option Grants and Exercises presents certain information regarding options granted under the Option Plan to Named Executive Officers (as defined below) for the year ended December 31, 1996.

  In January 1997, the Board approved an amendment to the Option Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Option Plan from a total of 2,545,714 shares to 3,945,714 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

  In September 1996, the Compensation Committee approved the participation of one executive officer and one other employee of the Company in an option exchange program approved by the Board. Under the program, outstanding options held by these employees having an exercise price of $9.75 were eligible to be exchanged for new options to purchase an equal number of shares at an exercise price of $4.625, the fair market value the Company's Common Stock on the exchange date. In light of the decline in the Company's Common Stock price since such individuals' options were initially granted, and because the Board considers options to be a key component of the Company's long-term incentive program, the Committee determined that such individuals' participation in the repricing program was necessary in order to retain such individuals.

  Stockholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Option Plan, as amended.


                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.


     The essential features of the Option Plan are outlined below:

GENERAL

     The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are intended to not qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The Option Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Option Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board, both of whom shall be non-employee directors and may, in the discretion of the Board, be "outside directors." See "Federal Income Tax Information - Potential Limitation on Company Deductions." The Board has delegated administration of the Option Plan to the Compensation Committee of the Board. As used herein with respect to the Option Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

     Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the Option Plan.

     No option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Option Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the Option Plan during a calendar year to purchase in excess of 250,000 shares of Common Stock.

STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Option Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Option Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At March 31, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $6.25 per share.

     The exercise price of options granted under the Option Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board.
Shares covered by currently outstanding options under the Option Plan typically vest in 48 monthly installments starting on the date of grant. Options granted to new employees are usually exercisable with respect to 20% of the shares subject to the option on the date of grant, with the remainder of the shares subject to the option vesting monthly over 48 months. Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan terminate three months after the termination of the optionee's employment or relationship as a director or consultant with the Company or any affiliate of the Company unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within 30 days after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Option Plan or subject to any option granted under the Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Option Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the Option Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on April 8, 2003.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to satisfy the requirements of Section 422 of the Code.

RESTRICTIONS ON TRANSFER

     Under the Option Plan, an option may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28%, while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the stockholders.

     The Option Plan includes the per-employee limitation described above so that the Company may generally continue to deduct as a business expense (subject to the requirements of reasonableness) compensation attributable to the exercise of stock options under the Option Plan.


                                   PROPOSAL 3

    APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

     In March 1994, the Board of Directors adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. At December 31, 1996, there were 250,000 shares of the Company's Common Stock authorized for issuance under the Directors' Plan.

     At December 31, 1996, options (net of canceled or expired options) covering an aggregate of 142,500 shares of the Company's Common Stock had been granted under the Directors' Plan, and only 107,500 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, under the Directors' Plan, the Company has granted to all non-employee directors as a group options to purchase 20,000 shares at an exercise price of $6.25 per share.

     In January 1997, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increases the number of shares authorized for issuance under the Directors' Plan from a total of 250,000 shares to 390,000 shares. The Board adopted this amendment to ensure that the Company would be able to continue attract, retain and motivate non-employee directors of the caliber required for the continued success of the Company.

     Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended.


                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


     The essential features of the Directors' Plan, as amended, are outlined below:

GENERAL

     Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of such options.

PURPOSE

     The purpose of the Directors' Plan is to assist the Company in the recruitment, retention and motivation of non-employee directors. The Directors' Plan offers a significant incentive to non-employee directors of the Company by enabling them to acquire the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors. The Board of Directors has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee of one or more members of the Board. The Board of Directors does not presently contemplate delegating administration of the Directors' Plan to any committee of the Board.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Five of the Company's six current directors (all except Dr. Tomlinson) are eligible to participate in the Directors' Plan.

     Option grants under the Directors' Plan are non-discretionary. Each person who becomes a non-employee director of the Company shall, upon the date of initial election as a non-employee director, be granted an option to purchase 30,000 shares of Common Stock of the Company. In addition, annually on April 26th, each non-employee director who has been a non-employee director for at least six months shall be granted an option to purchase 5,000 shares of Common Stock of the Company.

TERMS OF OPTIONS

     Each option under the Directors' Plan is subject to the following terms and conditions:

     Option Exercise. Each option granted under the Directors' Plan vests in four equal annual installments, with the first installment vesting on the first anniversary of the date of grant. Such vesting is conditioned upon continued service as a director, employee or consultant. An option granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

     Exercise Price; Payment. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date such option is granted. The exercise price of options granted under the Directors' Plan may be paid in cash or by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date of exercise.

     Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. No option granted under the Directors' Plan is exercisable by any person after the expiration of 10 years from the date the option is granted.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation by the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting of any outstanding options under the Directors' Plan shall accelerate and such options shall terminate if unexercised prior to the occurrence of the event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months. No amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would increase the number of shares reserved for options under the Directors' Plan. Unless sooner terminated, the Directors' Plan will terminate in March 2004.

FEDERAL INCOME TAX INFORMATION

     Options granted under the Directors' Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of an option under the Directors' Plan. Upon exercise of such option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

     Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act. Shares acquired upon the exercise of a nonstatutory stock option by an optionee subject to Section 16(b) of the Exchange Act will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which the ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within 30 days of exercise, the optionee elects otherwise. Because options granted under the Directors' Plan generally cannot be exercised earlier than one year after the date of grant, it is unlikely that shares acquired under the Directors' Plan will be treated as subject to a risk of forfeiture. In addition, it appears that the Internal Revenue Service takes the position that shares acquired more than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b) of the Exchange Act.


                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1992. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.


                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 4, 1997 by: (i) each director and nominee for director; (ii) each of the "Named Executive Officers"(as defined below); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                         BENEFICIAL OWNERSHIP (1)
                                         ------------------------
                                         NUMBER OF     PERCENT OF
BENEFICIAL OWNER                           SHARES        TOTAL
----------------                         ----------    ----------

Syntex Corporation
  Calle 50, 9th floor
  Panama, Republic of Panama (2)           2,142,856       13.6%
Corange International Limited
  22 Church Street
  Hamilton, Bermuda (3)                    1,396,406        9.5%
Abingworth Bioventures
  c/o Sanne & Cie
  Boite Postale 566
  L-2015 Luxembourg (4)                    1,192,144        8.1%
David Blech
 225 Lafayette Street
 New York, NY 10012 (5)                    1,040,333        7.0%
Biotechnology Investment Group, L.L.C.
  1055 Washington Blvd
  Stamford, CT 06901 (6)                   1,039,776        7.1%
Edward L. Cahill                               7,500          *
Stanley T. Crooke (7)                         31,696          *
David F.J. Leathers (4)(7)                 1,199,866        8.2%
Arthur M. Pappas (7)                          17,000          *
Thomas H. Rossing (7)                         33,360          *
Kathryn N. Stankis (7)                        44,925          *
W. Leigh Thompson (7)                          7,500          *
Eric Tomlinson (7)                           343,426        2.3%
Richard A. Waldron (7)                        33,754          *
All executive officers and directors
  as a group (10 persons) (8)              1,768,808       11.8%

--------------------
* Less than 1 percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,699,082 shares outstanding on February 4, 1997, (assuming conversion of the outstanding shares of the Company's Series B Preferred Stock) adjusted as required by rules promulgated by the SEC.

(2) Includes (i) 3,750,000 shares of Series B Preferred Stock reflected on an as converted basis, at a conversion rate of one (1) share of Common Stock for each three and one-half (3.5) shares of Series B Preferred Stock (for an aggregate of 1,071,428 shares of Common Stock) and (ii) 1,071,428 shares of Common Stock issuable upon exercise of a warrant that expires in April 1999. Syntex Corporation is a wholly owned subsidiary of Roche Capital Corporation, a Panamanian corporation, which in turn is a wholly owned subsidiary of Sapac Corporation Limited ("Sapac"). Sapac is incorporated as a non-resident corporation under the laws of the Province of New Brunswick, Canada with its principal executive offices in Uruguay. Sapac is, in turn, a wholly owned subsidiary of Roche Holding Ltd, a Swiss corporation ("Holding"). Dr. Paul Sacher, an individual and citizen of Switzerland has, pursuant to an agreement, the power to vote a majority of the voting securities of Holding. The business address of Dr. Sacher is Haus auf Burg, Muensterplatz 4, Basel 4051, Switzerland.

(3) Corange has agreed to invest $20 million in the common equity of the Company at $4 million per year. The first three $4 million equity investments were made in July 1995, February 1996 and February 1997 in which 444,444, 418,629 and 533,333 shares of Common Stock were issued at $9.00, $9.56 and $7.50 per share, respectively. All future equity payments to the Company are subject to the achievement of certain milestones.

(4) David F.J. Leathers, a director of the Company, is a Director of Abingworth Management Limited, the investment advisor to Abingworth Bioventures. Mr. Leathers is a shareholder of Abingworth Bioventures, but not an officer or director thereof. Mr. Leathers disclaims beneficial ownership of all such shares except to the extent of his shareholder interest therein.

(5)  Includes 133,333 shares issuable upon exercise of warrant.

(6) Includes (i) 974,771 shares in which investment and voting authority is shared with The Edward Blech Trust and The Wilmington Trust as voting trustee, (ii) 40,714 shares held by Schroders Incorporated ("Schroders"), and (iii) 24,291 shares issuable upon exercise of warrants. Collinson Howe Venture Partners, Inc. ("CHVP") is the Managing Member of Biotechnology Investment Group, L.L.C. CHVP also advises Schroders under advisory agreements and shares investment and voting power over the shares held by Schroders.

(7) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Edward L. Cahill, 7,500 shares; Stanley T. Crooke, 13,125 shares; David F.J. Leathers, 7,722 shares; Arthur M. Pappas, 15,000 shares; Thomas H. Rossing, 23,360; Kathryn
     N. Stankis, 37,237 shares; W. Leigh Thompson, 7,500 shares; Eric Tomlinson, 171,569 shares; Richard A. Waldron, 30,056 shares; and all executive officers and directors as a group, 321,827 shares.

(8)  Includes shares described in notes (4), and (7) above.


          COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

          During 1996, each non-employee director of the Company received a per meeting fee of $2,000 (plus $500 for each committee meeting attended by committee members). In the fiscal year ended December 31, 1996, non-employee directors as a group received $78,000 in cash compensation for service on the Board of Directors and committees thereof. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

          In August 1995, the Company entered into a consulting agreement with A.M. Pappas & Associates, Inc. ("AMP&A"). Mr. Pappas, a director of the Company, is Chairman and Chief Executive Officer of AMP&A. The consulting agreement requires the Company to pay AMP&A at defined rates for each day of consulting work in the United States and in international markets. In addition, the Company shall pay AMP&A fees for successfully arranging transactions between the Company and third parties. During 1996, the Company paid $20,300 under this agreement.

          Non-employee directors of the Company are eligible to receive stock option grants under the Directors' Plan. Only non-employee directors of the Company or an affiliate (as defined in the Code) of the Company are eligible to receive options under the Directors' Plan. The principal terms of the Directors' Plan are described in Proposal 3.

COMPENSATION OF EXECUTIVE OFFICERS

          The following table provides certain summary information concerning compensation paid to, or earned by, during the last three years to the Company's Chief Executive Officer and to each of the other executive officers of the Company, determined as of the end of the last fiscal year whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                         Annual          Long-Term
                                      Compensation      Compensation
                                     --------------     -------------
                                                        Securities
Name and Principal                   Salary    Bonus    Underlying             All Other
   Position                    Year    ($)       ($)    Options(#)(!)        Compensation(2)
------------------             ----  -------  -------   -------------        ---------------
Dr. Eric Tomlinson             1996  282,850        -       40,000                     -
President and Chief            1995  258,750        -       20,000                 7,835
Executive Officer              1994  215,000   45,000       50,000                     -

Dr. Thomas H. Rossing          1996  112,931   50,000      100,000                62,097
Vice President, Clinical
Development & Regulatory
Affairs(3)

Mr. Richard A. Waldron         1996  167,842        -       88,333(5)             20,890
Vice President and Chief       1995   71,634   15,000            -                38,549
Financial Officer(4)

Ms. Kathryn N. Stankis         1996  126,998        -       10,000                     -
Vice President, Human          1995  122,253        -        5,500                 3,424
Resources                      1994  105,724   10,000       21,428                     -


1. The principal terms of the Option Plan are set forth in Proposal 2.

2. During 1995, Dr. Tomlinson, Mr. Waldron and Ms. Stankis received relocation assistance allowance of $7,835, $38,549 and $3,424, respectively, in connection with moves to The Woodlands. During 1996, Dr. Rossing and Mr. Waldron received relocation assistance of $62,097 and $38,549, respectively.

3. Dr. Rossing joined the Company as Vice President, Clinical Development & Regulatory Affairs in July 1996 at an annual salary of $235,000.

4. Mr. Waldron joined the Company as Vice President and Chief Financial Officer in July 1995 at an annual salary of $150,000.

5. Includes options repriced in 1996 of 80,000 shares.

                       STOCK OPTION GRANTS AND EXERCISES

          The Company grants options to its executive officers under its Option Plan. As of December 31, 1996, options to purchase a total of 1,733,265 shares were outstanding under the Plan and options to purchase 327,543 shares remained available for grant thereunder.

          The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    Potential
                                                                    Realizable Value at
                               % of                                 Assumed Annual
                              Total Options                         Appreciation
                               Granted to                           Rates of Stock Price
                 Number of     Employees   Exercise                 for Option Term (2)(3)
                 Options       in Fiscal     Price     Expiration   ------------------------
   Name          Granted(#)    Year (1)     ($/Sh)       Date        5% ($)          10% ($)
   ----          ---------     ---------   ----------  -------      -------       ----------
Dr. Tomlinson       40,000           5.1%       3.813     07/01/06   95,919        243,078
Dr. Rossing        100,000          12.7%        4.00     07/16/06  251,558        637,497
Mr. Waldron         80,000(4)       10.2%       4.625     07/10/05  203,991        502,441
                     8,333           1.1%        4.00     07/10/06   20,962         53,123
Ms. Stankis          5,000           0.6%       5.625     07/01/06   17,688         44,824
                     5,000           0.6%       4.625     07/12/06   14,543         36,855

--------------------

(1) Based on 784,349 options granted in 1996, including grants to executive officers.

(2) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years in the case of all options except for the 80,000 option grant to Mr. Waldron which is based on nine years ). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3) Appreciation of options repriced in 1996 is calculated from the date of exchange to the date of expiration.

(4) Represents options repriced in 1996.

      AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES


                                                      Number of
                                                      Securities         Value of
                                                      Underlying         Unexercised
                                                      Unexercised        In-the-Money
                                                      Options at         Options at
                                                      FY-End (#)         FY-End ($)(1)
                                                      --------------     ---------------
                   Shares Acquired  Value             Exercisable/       Exercisable/
Name               on Exercise (#)  Realized ($)(1)   Unexercisable      Unexercisable
----               ---------------  ----------------  --------------     ----------------

Dr. Tomlinson               9,000         49,613      155,771/88,086      632,402/180,485
Dr. Rossing                    --             --       28,362/71,638       47,861/120,889
Mr. Waldron                    --             --       25,824/62,509        28,105/70,957
Ms. Stankis                 3,200         17,640       33,649/22,935       128,761/40,215

-----------------
(1) Fair market value of the Company's Common Stock at December 31, 1996 ($5.6875 per share) minus the exercise price of the options.


            EMPLOYMENT AGREEMENTS AND CHANGE-IN CONTROL ARRANGEMENTS

     In July 1992, the Company and Dr. Tomlinson entered into an employment agreement providing for an annual base salary of $165,000, subject to annual review by the Board of Directors. The agreement has an initial term of four years and renews automatically each year thereafter. If Dr. Tomlinson's employment is terminated without cause prior to the expiration of the agreement, the Company will be obligated to pay him one-half of his then current salary on the date of such termination.

     In June 1995, the Company entered into an employment agreement with Richard
A. Waldron providing for an annual base salary of $150,000, subject to annual review. Upon signing of the agreement, the Company paid Mr. Waldron the sum of $10,000. To offset dual mortgages, the Company also paid Mr. Waldron $2,500 per month, for six months in 1995. The agreement has an initial term of four years and will renew automatically each year thereafter. If the Company terminates Mr. Waldron's agreement prior to the expiration of the agreement, the Company will be obligated to pay Mr. Waldron's salary and benefits for a period of three months following the date of termination in consideration of his covenant not to compete with the Company for six months from the date of termination.

     In June 1996, the Company entered into an employment agreement with Dr. Thomas H. Rossing providing for an annual base salary of $235,000, subject to annual review. Upon signing of the agreement, the Company paid Dr. Rossing the sum of $50,000. In addition, the Company will be obligated to pay Dr. Rossing $25,000 after one year of employment and $25,000 after the second year of employment. If the Company terminates Dr. Rossing's employment without cause (as defined in the agreement) within two years of the effective date of his employment, the Company will be obligated to pay Dr. Rossing $200,000. In addition to the foregoing, Dr. Rossing is eligible to receive the benefits stated in the Company's Change-of-Control Severance Plan.

     In May 1996, The Board adopted the Company's Change-of-Control Severance Plan for its employees, including executive officers (the "Severance Plan"). An Eligible Employee is eligible for benefits under the Severance Plan if, within 12 months of a Change of Control, such Eligible Employee's employment with the Company is (i) voluntarily terminated for Good Reason or (ii) involuntarily terminated for a reason other than Cause.

     Benefits payable under the Severance Plan generally include: (i) a cash payment equal to up to 12 months of an Eligible Employee's base pay in effect prior to termination, such payment based upon (A) the length of time such employee was employed by the Company, (B) the position held at termination and
(C) whether such employee has been designated a "Key Employee;" (ii) acceleration of vesting of a portion of the options held by an Eligible Employee, depending upon the length of time such employee was employed by the Company; and (iii) continuation of certain health, vision and dental benefits.

     An "Eligible Employee" is defined in the Severance Plan to include all full-time regular employees of the Company who are not otherwise excluded from participating in the Severance Plan.

     A "Change of Control" is defined in the Severance Plan to include: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation in which the Company's stockholders immediately prior to the transaction do not hold beneficial ownership of at least 50% of the outstanding voting shares of the new or continuing corporation, (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) at least a majority of the outstanding corporate shares of the Company are sold, exchanged or otherwise disposed of, in one transaction or a series of related transactions and the Company's stockholders immediately prior to such transaction or transactions do not hold beneficial ownership of at least 50% of the outstanding voting shares of the Company or of the ownership interests of the entity for which such shares of the Company were exchanged (taking into account only such shareholders' ownership of the Company prior to the time such transaction or transactions commenced); or (v) the Company sells all or substantially all of its assets to a single purchaser or to a group of associated purchasers.

     "Good Reason" is defined in the Severance Plan to include: (i) a reduction of the Eligible Employee's rate of compensation (base salary and bonus) as in effect immediately prior to the effective date of a Change of Control; (ii) except as permitted under any employment contract with the Eligible Employee, a change in the Eligible Employee's responsibilities, authority, titles or offices resulting in diminution of position, with certain exceptions; (iii) a request that the Eligible Employee relocate to a worksite that is more than twenty-five
(25) miles from his or her prior worksite, unless the employee accepts such relocation opportunity, or to be absent from such regular place of employment on travel status or otherwise to a greater degree than was customary during the six
(6) month period immediately preceding the effective date of a Change of Control; (iv) except as permitted under any employment contract with the Eligible Employee, a material reduction in duties; (v) a failure or refusal of the successor company to assume the Company's obligations under the Severance Plan; or (vi) material breach by the Company or any successor to the Company of any of the material provisions of the Severance Plan.

     "Cause" is defined in the Severance Plan to mean: (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state, or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company's interest therein; (iii) willful misconduct or gross neglect by the Eligible Employee of the Eligible Employee's duties; or
(iv) engagement in any activity that constitutes a material conflict of interest with the Company.

     The Severance Plan terminates on May 17, 2000. The Board may extend the term of the Severance Plan or amend or discontinue the Severance Plan at any time, provided that, for the 12 month period following a Change of Control, the Severance Plan may not be amended and no Eligible Employee may be reclassified in any manner that would adversely affect the interests of the Eligible Employees, except with the written consent of the Eligible Employee or Eligible Employees so affected. No amendment or termination of the Severance Plan shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Severance Plan.

          REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION (1)

     During 1996, the Compensation Committee of the Board of Directors was composed of Stanley T. Crooke, M.D., Ph.D., David F.J. Leathers and Arthur M. Pappas. The Committee is responsible for establishing and maintaining the Company's policies governing employee compensation and administrating the Company's employee benefit plans, including the Company's 401-K Plan, the Option Plan and the Employee Stock Purchase Plan.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The goal of the Compensation Committee is to align compensation with the Company's business objectives and performance in order to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

 .    The Committee endeavors to establish compensation that is competitive with leading biotechnology companies with which the Company competes for talent. To ensure that pay is competitive, the Committee regularly compares its pay practices with these companies and sets its pay parameters based on this review.

 .    The Company maintains annual incentive payment opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

 .    The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities.

      The Committee annually reviews each executive officer's compensation. When reviewing compensation, the Committee considers individual and corporate performance against specified Company objectives and the Committee's subjective evaluation of their performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     During 1996, the Committee retained Radford Associates/Alexander & Alexander Consulting Group to conduct a comprehensive review of base salaries and incentive compensation of all employees, including executive officers, as compared to biotechnology companies of similar size and status, both nationally and regionally. The group of similar companies is not necessarily the same as the companies included in the market indices included in the performance graph in this proxy statement. The Company has implemented broad banding of salaries/positions. Broad banding clusters jobs or tiers of positions within broad salary bands. The Company believes that broad banding will give it the both the flexibility to recruit scientists from diverse disciplines and the ability to move high-performers along their bands at appropriate rates.

     At the start of each year, the Committee meets to review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal: building stockholder value. The Committee evaluates each officer's contribution to achievement of Company objectives as well as individual performance and determines salary and bonus levels, within the applicable band, on the basis of such evaluation.

     The Option Plan and the Employee Stock Purchase Plan enable the Company to provide employees with equity incentives that further align the interests of stockholders and management by encouraging employees to participate in the building of long-term value in the Company. New options are granted to employees on an annual basis and include
-----------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

vesting periods (generally over four years) to provide continuing financial incentives. Options are generally granted with exercise prices equal to the fair market value on grant date. The size of option grants to an individual is based on the individual's position within the Company and performance in the past year.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and the Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

     The Committee bases the compensation of the Chief Executive Officer, Dr. Tomlinson, in large part upon the Company's performance, while taking into account the compensation practices of competitive companies of comparable size in the biotechnology industry. The Company made significant progress during 1996 including: (i) the filing of the Company's first two corporate Investigational New Drug Applications with the U.S. Food and Drug Administration, (ii) the awarding of five Small Business Innovation Research Grants from the National Institutes of Health, (iii) significant additions to strengthen the Company's management team, and (iv) continued progress in the development of the Company's non-viral gene therapy technologies and the expansion of product opportunities. In light of the achievement of Company objectives, salaries paid and stock options granted to persons in similar positions at similarly situated companies, and Dr. Tomlinson's contributions during his annual review period ended July 1, 1996, the Committee authorized a base salary of $298,200, which included a 4% merit increase and a $20,000 salary adjustment over the prior year. The Committee also unanimously approved a total option grant of 40,000 shares, that included a performance option grant of 20,000 shares and an adjustment option grant of 20,000 shares for Dr. Tomlinson.

     In September 1996, the Compensation Committee approved the participation of one executive officer and one other employee of the Company in an option exchange program approved by the Board. Under the program, outstanding options held by these employees having an exercise price of $9.75 were eligible to be exchanged for new options to purchase an equal number of shares at an exercise price of $4.625, the fair market value of the Company's Common Stock on the exchange date. In light of the decline in the Company's Common Stock price since such individuals' options were initially granted, and because the Board considers options to be a key component of the Company's long-term incentive program, the Committee determined that such individuals' participation in the repricing program was necessary in order to retain such individuals.

     The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years:

                                                 Market Price  Exercise                         Length of Original
                                   Number of     of Stock at   Price at           New           Option Term
                                   Options       Time of       Time of            Exercise      Remaining at
Name                     Date      Repriced      Repricing($)  Repricing($)       Price ($)     Date of Repricing
----                  --------     ------------  -----------  --------------      ------------   -----------------
Richard A. Waldron      9/4/96       80,000       $4.625             $9.75          $4.625           9 years
Vice President and
Chief Financial Officer

                                                     Stanley T. Crooke, M.D., Ph.D.
                                                     David F.J. Leathers
                                                     Arthur M. Pappas


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation Committee consists of Dr. Crooke, Mr. Leathers and Mr. Pappas. No executive officer of the Company is a member of the Compensation Committee. There are no interlocks between the members of the Compensation Committee and the executive officers of the Company.

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows the cumulative total stockholder return of an investment of $100 in cash for the period from July 13, 1994 (the effective date of the Company's Initial Public Offering) to December 31, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S.) and (iii) the Nasdaq Pharmaceutical Stock Index. All values assume reinvestment of the full amount of all dividends:

              COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT


                             [Graph appears here]

                  7/12/1994   9/30/94   12/31/94   3/31/95   6/30/95   9/30/95   12/31/95   3/31/96   6/30/96   9/30/96   12/31/96
                  ---------   -------   --------   -------   -------   -------   --------   -------   -------   -------   --------
GMED............     100         55        42         72       112       127       102         80        75        55        76
NASDAQ US.......     100        108       107        117       133       150       151        158       171       177       186
NASDAQ PHARMA...     100        113       106        114       133       166       193        201       196       200       194

This report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     In August 1995, the Company entered into a consulting agreement with A.M. Pappas & Associates, Inc. ("AMP&A"). Mr. Pappas, a director of the Company, is Chairman and Chief Executive Officer of AMP&A. The consulting agreement requires the Company to pay AMP&A at defined rates for each day of consulting work in the United States and in international markets. In addition, the Company shall pay AMP&A fees for successfully arranging transactions between the Company and third parties. During 1996, the Company paid $20,300 under this agreement.

     The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent permitted by Delaware law. The Company is also empowered under its By-laws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

     Effective February 1995, the Company and Corange International Ltd., the parent company of the Boehringer Mannheim Group ("Boehringer Mannheim") entered into a multi-year alliance agreement to develop gene therapy products to treat selected cancer indications. Under the terms of the agreement, Boehringer Mannheim has agreed to fund $25 million for research and development at the Company, with payments to the Company of $5 million per year for five years. Research and development funding of $4.6 and $5 million were received in 1995 and 1996, respectively. Because the Company may be obligated, upon certain circumstances, to conduct research and development in an amount not to exceed $5 million at the end of the five-year agreement, the Company has recognized contract revenue at 80 percent of research funding. In addition, Boehringer Mannheim has agreed to invest $20 million in the common equity of the Company at $4 million per year. The first three $4 million equity investments were made in July 1995, February 1996, and February 1997 in which 444,444, 418,629 and 533,333 common shares were issued at $9.00, $9.56 and $7.50 per share, respectively. The price per share for common equity investments by Boehringer Mannheim for the years 1996 through 1999 is based upon the 15 consecutive trading days immediately preceding February 1 for each year, with the purchase in 1996 at a 20 percent premium. In no case shall the purchase price be less than $7.50 per share. All payments to the Company beginning in 1997 are subject to the achievement of certain milestones. The Company also granted Boehringer Mannheim a three-year option to expand the collaboration to include additional cancer indications.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

          By Order of the Board of Directors

          /s/ Richard A. Waldron

          Richard A. Waldron
          Vice President, Chief Financial Officer and Secretary

          April 9, 1997

                              GENEMEDICINE, INC.
                             8301 NEW TRAILS DRIVE
                         THE WOODLANDS, TX  77381-4248
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 1997
--------------------------------------------------------------------------------
   The undersigned hereby appoints Eric Tomlinson, D.Sc., Ph.D. and Richard A. Waldron and each of them with full power of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of GENEMEDICINE, INC., a Delaware corporation (the "Company"), to be held at 3:00 p.m. local time on Tuesday, May 13, 1997 at GENEMEDICINE, INC., 8301 New Trails Drive, The Woodlands, Texas and at any continuations or adjournments thereof, to vote the shares of stock of the Company which the undersigned may be entitled to vote at such meeting in the name of and place of the undersigned with all the power which the undersigned would possess if personally present, as set forth below and in their discretion upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

       THIS PROXY IS CONTINUED ON THE REVERSE SIDE AND IS TO BE SIGNED.



[ X ] Please mark your
      votes as in this
      example.

                                             WITHHOLD
                  FOR both nominees          authority         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR
                listed at right (except   to vote for both     DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3, AND 4.
                  as marked to the         nominees listed
                   contrary below)            at right         Nominees:
1. To elect two     [     ]                   [     ]          David F.J. Leathers
   directors to                                                Eric Tomlinson, D.Sc., Ph.D.
   serve until
   the 2000 Annual Meeting of Stockholders and
   until their successors are elected.

To withhold authority to vote for a nominee, with such nominee's name below.

______________________________________________________

                                                                        FOR             AGAINST         ABSTAIN
2. To approve the Company's 1993 Stock Option Plan, as                 [   ]             [   ]           [   ]
   amended, to increase the aggregate number of shares
   of Common Stock authorized for issuance under such
   plan by 1,400,000 shares.

3. To approve the Company's 1994 Non-Employees                         [   ]             [   ]           [   ]
   Directors' Stock Option Plan, as amended, to
   increase the aggregate number of shares of
   Common Stock authorized for issuance under such
   plan by 140,000 shares.

4. To ratify the selection of Arthur Andersen LLP as                   [   ]             [   ]           [   ]
   independent auditors of the Company for the fiscal year
   ending December 31, 1997.


                                                         IMPORTANT
It is important that your shares be represented at the meeting.  Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return this proxy in the enclosed envelope.

    Signature__________________________________    Date____________  Signature___________________________________   Date___________
                                                                                        IF HELD JOINTLY

    Please sign exactly as your name appears hereon.  When shares are held by joint tenants both should sign.  When signing as attorney-in-fact, executor, administrator, trustee or guardian, please sign as such and include such title.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
